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BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
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CERTIFIED PUBLIC ACCOUNTANTS

                               High Ridge Commons
                                Suites 400 - 403
                           200 Haddonfield Berlin Road
                               Gibbsboro, NJ 08026

EXHIBIT 23.1

Securities and Exchange Commission
Washington, DC 20549


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2/A, Amendment No. 3, of our report dated July 17, 2005, relating to the consolidated financial statements of MailKey Corporation and Subsidiary, which appears in such Registration Statement. Additionally, we consent to the use of our audited IElement Corporation and Subsidiary condensed consolidated financial statements for the year ended March 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
July 17, 2006